Exhibit 5(a)

Annuities Service Center Financial Professionals: 1-800-513-0805 Fax 1-800-576-1217 www.prudentialannuities.com
Premier® Investment	Regular Mail Delivery Annuities Service Center P.O. Box 7960 Philadelphia, PA 19176

Variable Annuity Application Form Annuities are issued by Pruco Life Insurance Company	Overnight Service, Certified or Registered Mail Delivery Prudential Annuities Service Center 2101 Welsh Road Dresher, PA 19025

PRODUCT SELECTION ¶	| | B Series | | C Series

SECTION 1 ¢	OWNERSHIP INFORMATION

A. TYPE OF OWNERSHIP - Select One

Non Entity:	☐ Natural Person(s)		☐ UTMA/UGMA

Entity:	☐ Custodian	☐Trust*	☐ Nonqualified Deferred Compensation Plan*	☐ Qualified Plans*

* If the Owner is a Trust, Corporation or other entity you must complete and submit the Certificate of Entity form with this application.

B. OWNER

Name (First, Middle, Last, or Trust / Entity)	☐ Male ☐ Female	Birth Date (Mo - Day -Yr)	SSN / TIN
- -

Street Address	City	State	ZIP

Telephone Number	E-mail Address

☐ U.S. Citizen ☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

C. CO-OWNER - Not available for entity-owned Annuities or Qualified Annuities.

☐ Check here to designate the Co-Owners as each other’s Primary Beneficiary.

Name (First, Middle, Last)	☐ Male ☐ Female	Birth Date (Mo - Day -Yr)	SSN / TIN
- -

Street Address	City	State	ZIP

☐ U.S. Citizen ☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

Relationship to Owner:

D. ANNUITANT - Complete this Section if the Annuitant is not the Owner.

Name (First, Middle, Last)	☐ Male ☐ Female	Birth Date (Mo - Day -Yr)	SSN / TIN
- -

Street Address	City	State	ZIP

☐ U.S. Citizen ☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

P-PIVA-APP(5/14)	ORD 208003	page 1 of 8

SECTION 2 ¢	BENEFICIARY INFORMATION - NOTE: IF MORE THAN 3 BENEFICIARIES SEE SECTION 6

• For Custodial IRA contracts, the Custodian must be listed as the Beneficiary.

• For Qualified contracts (Profit Sharing Plan, 401(k), etc.) other than an IRA, Roth IRA, SEP-IRA or 403(b), the Plan must be listed as the Beneficiary.

Indicate classifications of each Beneficiary. Percentage of benefit for all Primary Beneficiaries must total 100%. Percentage of benefit for all Contingent Beneficiaries must total 100%. If the Co-Owners have been chosen as each other’s Primary Beneficiary, then only Contingent Beneficiaries may be designated below.

Name (First, Middle, Last)                             ☐ Male  ☐ Female                           Birth Date (Mo - Day - Yr)

|                                                                                                                          |     |                       -               -                         |

☐ Primary           Relationship                                                             SSN/TIN                                               Percentage

☐ Contingent     |                                                                  |  |                                                              |  |                                |%

Name (First, Middle, Last)                             ☐ Male  ☐ Female                           Birth Date (Mo - Day - Yr)

|                                                                                                                          |     |                       -               -                        |

☐ Primary           Relationship                                                             SSN/TIN                                               Percentage

☐ Contingent     |                                                                  |  |                                                              |  |                                |%

Name (First, Middle, Last)                             ☐ Male  ☐ Female                           Birth Date (Mo - Day - Yr)

|                                                                                                                          |     |                       -               -                        |

☐ Primary           Relationship                                                             SSN/TIN                                               Percentage

☐ Contingent     |                                                                  |  |                                                              |  |                                |%

SECTION 3 ¢	ANNUITY INFORMATION
A. TYPE OF CONTRACT TO BE ISSUED

☐  Non-Qualified         ☐  SEP-IRA*         ☐  Roth 401(k)*(Plan Year) |                   |        ☐  457(b)*(gov’t. entity)

☐  401*(Plan Year) |                    |             ☐  IRA        ☐  Roth IRA        ☐  403(b)*        ☐  457(b)*(501(c) tax-exempt)

☐  Other |                                                                                               |

*The following information is only required if the contract is being issued under an employer sponsored plan, including a Simplified Employee Pension Plan (SEP):

Are you Self Employed?  ☐ Yes     ☐ No

Employer Plan No. (if available)                                                      Employer Plan Name

|                                                                                                  |     |                                                                                        |

Street Address                                                                        City                                              State            ZIP

|                                                                                              | |                                                 | |                | |                        |

B. PURCHASE PAYMENTS
Make all checks payable to Pruco Life Insurance Company. Purchase Payments may be restricted by Pruco Life; please see your prospectus for details.
SOURCE OF FUNDS
☐ Non-Qualified ☐ SEP-IRA ☐ 403(b) ☐ Traditional IRA ☐ 401(a) ☐ Roth IRA ☐ 401(k)

☐ Other

If Purchase Payment is not included, please check one or both of these boxes:

☐ Transfer of Asset Paperwork Submitted                 ☐ Applicant Requesting Funds (if permitted)

QUALIFIED CONTRACT PAYMENT TYPE		NON-QUALIFIED CONTRACT PAYMENT TYPE
Indicate type of initial estimated payment(s).		Indicate type of initial estimated payment(s).
☐ Transfer	$ | |	☐ 1035 Exchange	$ | |
☐ Rollover	$ | |	☐ Amount Enclosed	$ | |
☐ Direct Rollover	$ | |	☐ CD Transfer or
☐ IRA / Roth IRA		Mutual Fund Redemption	$ | |
Contribution	$| | for tax year | |
If no year is indicated, contribution defaults to current tax year.

P-PIVA-APP(5/14)	ORD 208003	page 2 of 8

SECTION 3 ¢	ANNUITY INFORMATION (continued)

C.	RETURN OF PURCHASE PAYMENTS DEATH BENEFIT RIDER

If you elect the Return of Purchase Payments Death Benefit Rider, age restrictions must be met. Investment restrictions and additional charges apply. If no election is made you will receive the basic death benefit under your contract. Please see the prospectus for details.

☐ I elect the Return of Purchase Payments Death Benefit Rider

SECTION 4 ¢	INVESTMENT SELECTION - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS

A. 6 OR 12 MONTH DOLLAR COST AVERAGING (DCA) PROGRAM - Please see the prospectus for details on this program. If not enrolling in 6 or 12 Month DCA, proceed to Section 4B.

If enrolling in 6 or 12 Month DCA, check the applicable box and proceed to Section 4B to select the Portfolios to which your DCA transfers will be allocated. You may not participate in both the 6 and 12 Month DCA at the same time.

6 or 12 Month DCA may not be available in all states.

☐  6 Month DCA |                        | % of purchase payment OR ☐ 12 Month DCA |                            | % of purchase payment

Each time you make an additional Purchase Payment, you need to elect a new 6 or 12 Month DCA program for that additional purchase payment.

If you choose to allocate less than 100% of your purchase payment to the 6 or 12 month DCA program, the remaining percentage of your purchase payment will be allocated to the investments you select in Section 48.

AUTOMATIC REBALANCING

☐	Check here if you would like the below percentages to rebalance. Indicate the day of the month and frequency.

Day of the Month (1st - 28th) ___ Rebalancing Frequency: ☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually

B. INVESTMENT ALLOCATIONS - If you DID NOT ELECT the Return of Purchase Payments Death Benefit Rider in Section 3C, you may choose from the following Portfolios in any percentage combination totaling 100%:

ASSET ALLOCATION

Themed

| |	AST BlackRock Multi-Asset Income
| |	AST Franklin Templeton K2 Global Absolute Return
| |	AST Goldman Sachs Global Growth Allocation
| |	AST Prudential Flexible Multi-Strategy
| |	AST T. Rowe Price Diversified Real Growth

Traditional

| |	AST Managed Equity
| |	AST Managed Fixed Income
| |	AST Quantitative Modeling

DOMESTIC EQUITY

Large-Cap Growth

| |	AST Jennison Large-Cap Growth
| |	AST Loomis Sayles Large-Cap Growth
| |	AST MFS Growth
| |	AST T. Rowe Price Large-Cap Growth

Large-Cap Blend

| |	AST AQR Large-Cap
| |	ClearBridge Dividend Growth
| |	AST QMA Large-Cap
| |	AST QMA Large-Cap

Large-Cap Value

| |	AST Goldman Sachs Large-Cap Value
| |	AST Herndon Large-Cap Value
| |	AST Large-Cap Value
| |	AST MFS Large-Cap Value
| |	AST T. Rowe Price Equity Income

Mid-Cap Growth

| |	AST Goldman Sachs Mid-Cap Growth
| |	AST Neuberger Berman Mid-Cap Growth

Mid-Cap Value

| |	AST Mid-Cap Value
| |	AST Neuberger Berman / LSV Mid-Cap Value

Small-Cap Growth

| |	AST Small-Cap Growth

Small-Cap Value

| |	AST Goldman Sachs Small-Cap Value
| |	AST Small-Cap Value

(Continued)

P-PIVA-APP(5/14)	ORD 208003	page 3 of 8

SECTION 4 ¢	INVESTMENT SELECTION - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS (continued)

INTERNATIONAL EQUITY Developed Markets
| |	AST International Growth
| |	AST International Value
| |	AST MFS Global Equity

Emerging Markets
| |	AST AQR Emerging Markets Equity
| |	AST Parametric Emerging Markets Equity
| |	AST QMA Emerging Markets Equity

FIXED INCOME Domestic
| |	AST Lord Abbett Core Fixed Income
| |	AST Money Market
| |	AST Neuberger Berman Core Bond
| |	AST PIMCO Limited Maturity Bond
| |	AST PIMCO Total Return Bond
| |	AST Prudential Core Bond
| |	AST Western Asset Core Plus Bond

High Yield
| |	AST High Yield

International
| |	AST Templeton Global Bond

Emerging Markets
| |	AST Western Asset Emerging Markets Debt

Non-Traditional
| |	AST Goldman Sachs Strategic Income

ALTERNATIVE
| |	AST Cohen & Steers Realty
| |	AST FQ Absolute Return Currency
| |	AST Global Real Estate
| |	AST Jennison Global Infrastructure
| |	AST T.Rowe Price Natural Resources

Total | |%

  B. INVESTMENT ALLOCATIONS - If you ELECTED the Return of Purchase Payments Death Benefit Rider in

  Section 3C, you must choose from the following Asset Allocation Portfolios in any percentage combination totaling 100%:

| |	AST BlackRock Multi-Asset Income
| |	AST Goldman Sachs Global Growth Allocation
| |	AST Managed Fixed Income
| |	AST Quantitative Modeling
| |	AST Prudential Flexible Multi-Strategy
| |	AST T. Rowe Price Diversified Real Growth
Total | |%

SECTION 5 ¢	FINANCIAL PROFESSIONAL AUTHORIZATION

If not checked we will assume that your answers are “YES” to Perform Contract Maintenance and Provide Investment/Allocation Instructions. For definitions, see Definitions and Disclosures.

DO YOU AUTHORIZE your Financial Professional to perform any of the designated activities below?    ☐  Yes     ☐  No

Please indicate what designated activities you authorize your Financial Professional to have:

☐ Perform Contract Maintenance        ☐ Provide Investment/Allocation Instructions

SECTION 6 ¢	ADDITIONAL INFORMATION

If needed for:	• Special Instructions	• Beneficiaries	• Contingent Annuitant (for custodial contracts only)
	• Annuity Replacement	• Entity Authorized Individuals

P-PIVA-APP(5/14)	ORD 208003	page 4 of 8

SECTION 7 ¡ NOTICES & DISCLAIMERS

ALABAMA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.

ALASKA: All statements and descriptions in an application for an insurance policy or annuity contract, or in negotiations for the policy or contract, by or in behalf of the insured or annuitant, shall be considered to be representations and not warranties. Misrepresentations, omissions, concealment of facts, and incorrect statements may not prevent a recovery under the policy or contract unless either (1) fraudulent; (2) material either to the acceptance of the risk, or to the hazard assumed by the insurer; or (3) the insurer in good faith would either not have issued the policy or contract, or would not have issued a policy or contract in as large an amount, or at the same premium or rate, or would not have provided coverage with respect to the hazard resulting in the loss, if the true facts had been made known to the insurer as required either by the application for the policy or contract or otherwise.

ARIZONA: Upon written request an insurer is required to provide, within a reasonable time, factual information regarding the benefits and provisions of the annuity contract to the contract owner.

If for any reason you are not satisfied with this contract, you may return it to us within 10 days (or 30 days for applicants 65 or older) of the date you receive it. All you have to do is take it or mail it to one of our offices or to the representative who sold it to you, and it will be canceled from the beginning. If this is not a variable contract, any monies paid will be returned promptly. If this is a variable contract, any monies paid will be returned promptly after being adjusted according to state law.

CALIFORNIA: If any Participant(s)/Owner(s) (or Annuitant for entity-owned contracts) is age 60 or older, you are required to complete the “Important Information for Annuities Issued or Delivered in California” form.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages.

Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

KENTUCKY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE, VIRGINIA, and WASHINGTON: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

MARYLAND: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NORTH CAROLINA: North Carolina residents must respond to this question:

1. Did you receive a prospectus for this annuity?

    ☐ Yes ☐ No

2. Do you believe the annuity meets your financial

    objectives and anticipated future financial

    needs? ☐ Yes ☐ No

OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

OKLAHOMA: WARNING — Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

OREGON and VERMONT: — Any person who knowingly presents a materially false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

ALL OTHER STATES: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

P-PIVA-APP(5/14)	ORD 208003	page 5 of 8

SECTION 8 •	OWNER ACKNOWLEDGEMENTS

III	By checking this box and signing below, I consent to receiving the prospectus for this variable annuity on the compact disc (the “CD Prospectus”) contained within the sales kit for this annuity. I acknowledge that I (i) have access to a personal computer or similar device (ii) have the ability to read the CD Prospectus using that technology and (iii) am willing to incur whatever costs are associated with using and maintaining that technology. With regard to prospectus supplements and other amended/updated prospectuses created in the future, I understand that such documents may be delivered to me in paper form.

•	I represent that the Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and

•	I acknowledge that the Annuity for which I am applying may not be traded on any stock exchange or secondary market; and

•	I represent that I am not being compensated in any way for the purchase of the Annuity for which I am applying; and

•	I understand that if I have purchased another Non-Qualified Annuity from Pruco Life or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and

•	This variable annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and

•	I understand that annuity payments, benefits or surrender values, when based on the investment experience of the separate account investment options, are variable and not guaranteed as to a dollar amount; and

•	I represent to the best of my knowledge and belief that the statements made in this application are true and complete; and

•	I acknowledge that I have received a current prospectus for this annuity.

SECTION 9 •	OWNER & FINANCIAL PROFESSIONAL - REPLACEMENT INFORMATION

REQUIRED 0	Both the Owner Response and the Financial Professional Response columns must be completed.

Replacement Questions	Owner Response	Financial Professional Response
Does the Owner have any existing individual life insurance policies or annuity contracts?	EI YES EI NO	III YES EI NO
(If yes, a State Replacement Form is required for NAIC model regulation states.)

Will this annuity replace or change any existing individual life insurance policies or annuity contracts?

(If yes, complete the following and submit a State Replacement Form, if required.)

If yes - Company  |                                                                      |

	III YES EI NO	EI YES III NO

Policy #: | | Year Issued • | |

P-PIVA-APP(5/14)	ORD 208003	| page 6 of 8

SECTION 10 ¢	OWNER SIGNATURE(S)

REQUIRED ¶	State where signed | |	(If contract is issued in a State other than the Owner’s State of Residence, a Contract Situs Form may be
required.)

OWNER’S TAX CERTIFICATION (SUBSTITUTE W-9)

Under penalty of perjury, I certify that the taxpayer identification number (TIN) I have listed on this form is my correct TIN.

I further certify that the citizenship/residency status I have listed on this form is my correct citizenship/residency status.

☐ I have been notified by the Internal Revenue Service that I am subject to backup withholding due to underreporting of interest or dividends.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGN HERE ¶	| |	| - - |
	Owner Signature	Month Day Year

TITLE (if any) ¶	| |
If signing on behalf of an entity, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation.

SIGN HERE ¶	| |	| - - |
	Co-Owner Signature	Month Day Year

SIGN HERE ¶	| |	| - - |
	Annuitant Signature (if different from Owner)	Month Day Year

P-PIVA-APP(5/14)	ORD 208003 | page 7 of 8

SECTION 11 ¢ FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S)

FINANCIAL PROFESSIONAL STATEMENT

I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current Pruco Life approved sales material.

I certify that I have truly and accurately recorded on this application the information provided by the applicant. I acknowledge that Pruco Life will rely on this statement.

SIGN HERE ¶	| |	| - - |
	Financial Professional Signature	Month Day Year

SIGN HERE ¶	| |	| - - |
	Financial Professional Signature	Month Day Year

A. FINANCIAL PROFESSIONAL

Name (First, Middle, Last)	Percentage

| |	| |%

ID Number	Telephone Number	E-mail

| |	| |	| |

Name (First, Middle, Last)	Percentage

| |	| |%

ID Number	Telephone Number	E-mail

| |	| |	| |

PLEASE SELECT ¶	For Financial Professional Use Only. Please contact your home office with any questions.
☐ Option A ☐ Option B ☐ Option C

B. BROKER/DEALER

Name	| |

FOR BROKER/DEALER USE ONLY	| |	| |
	Networking No.	Annuity No. (If established)

P-PIVA-APP(5/14)	ORD 208003	page 8 of 8